Exhibit 99.1

Moleculin Announces Accelerated Plan for Clinical Trial Drug Production

Secures Assistance from European Partner, Reducing Expenditure and Time to Begin Clinical Trials for Annamycin

HOUSTON-October 7, 2016 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced it has secured an agreement with Dermin Sp. Zo. O. (“Dermin”) to utilize Dermin’s supply of Annamycin for its upcoming clinical trial, substantially reducing the expenditures required of Moleculin for drug product and shortening the time required to produce clinical supplies.

“This was an important agreement and key milestone to be reached as it clearly shortens the pathway as well as lowers the expense involved in our clinical timeline and go to market strategy,” commented Walter Klemp, Chairman and Acting CEO of Moleculin. “With this agreement in place, our drug product expense for our upcoming clinical trial will be substantially below what we had previously budgeted. Additionally, Dermin’s existing supply alleviates any potential drug production constraints and advances our ability to begin our next trial expeditiously.”

Moleculin previously licensed Annamycin to Dermin within a limited region in Europe, enabling Dermin to deploy Polish grant funds toward producing Annamycin. The agreement reached between the two companies allows Moleculin to utilize this Annamycin in its upcoming clinical trials rather than having to produce new Annamycin for its own use. Dermin benefits from a data sharing arrangement giving it access to Moleculin’s clinical data on a faster timeline than it would be able develop on its own.

Mr. Klemp concluded, “We are pleased with this key agreement in place and remain focused on our upcoming milestones. We look forward to beginning our expanded clinical trials on Annamycin by the first half of 2017.”

2575 West Bellfort | Suite 333 | Houston, TX 77054 | www.moleculin.com

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, a Phase II clinical stage anthracycline for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two pre-clinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient’s own immune system. The other portfolio targets the metabolism of tumors.

For more information about Moleculin, please visit http://www.moleculin.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of the agreement with Dermin to reduce the expenditures required of Moleculin for clinical trial drug production and to shorten the time required to produce clinical supplies and the ability of Moleculin to begin expanded clinical trials on Annamycin by the first half of 2017. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on February 1, 2016, as amended (Registration No. 333-209323).  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

PCG Advisory Group

Investors:

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com